                          OUTBOARD MARINE CORPORATION
                EXHIBIT 11:  COMPUTATION OF PER SHARE EARNINGS


                                                                                             Post-Merger Company
                                                                  ----------------------------------------------------------------
                                                                     Twelve Months Ended                   Three Months Ended
                                                                        December 31,                          December 31,
                                                                  -------------------------------        -------------------------
(Dollars and Shares in Millions Except per Share Data)                1999              1998               1998           1997
                                                                  -------------     -------------        ----------    -----------
Basic Earnings per Share:
     Net Earnings (Loss)                                                  $ 8.2           ($180.5)         ($47.1)       ($17.1)

     Weighted Average Number of Shares                                     20.4              20.4            20.4          20.4
                                                                  -------------     -------------        ----------    -----------

     Basic Earnings (Loss) Per Share                                      $0.40            ($8.85)         ($2.31)       ($0.84)
                                                                  =============     =============        ==========    ===========

Diluted Earnings Per Shares:
     Net Earnings (Loss)                                                  $ 8.2           ($180.5)         ($47.1)       ($17.1)

     Add:  After-tax Interest and Related Expense
          Amortization on 7%  Convertible Subordinated
          Debentures
                                                                  -------------     -------------        ----------    -----------
     Net Earnings (Loss) Adjusted                                         $ 8.2           ($180.5)         ($47.1)       ($17.1)
                                                                  -------------     -------------        ----------    -----------
     Weighted Average Number of Shares                                     20.6              20.4            20.4          20.4
     Common Stock Equivalents (Stock Options)                             -----             -----           -----         -----
     Weighted Average Common Shares Assuming
          Conversion of 7% Convertible Subordinated
          Debentures

     Average Shares Outstanding                                            20.6              20.4            20.4          20.4
                                                                  -------------     -------------        ----------    -----------
     Diluted Earnings (Loss) Per Share                                    $0.40            ($8.85)         ($2.31)       ($0.84)
                                                                  =============     =============        ==========    ===========

                                                                                   Pre-Merger
                                                                                    Company
                                                                                -------------
                                                                 Twelve Months Ended
                                                                 September 30,
                                                             --------------------------------
(Dollars and Shares in Millions Except per Share Data)            1998             1997
                                                              -------------     -------------
Basic Earnings per Share:
     Net Earnings (Loss)                                          ($150.5)           ($79.1)

     Weighted Average Number of Shares                               20.4              20.2
                                                              -------------     -------------
     Basic Earnings (Loss) Per Share                               ($7.38)           ($3.91)
                                                              =============     =============
Diluted Earnings Per Shares:
     Net Earnings (Loss)                                          ($150.5)           ($79.1)

     Add:  After-tax Interest and Related Expense
          Amortization on 7%  Convertible Subordinated
          Debentures                                                                    3.3
                                                              -------------     -------------
     Net Earnings (Loss) Adjusted                                 ($150.5)           ($75.8)
                                                              -------------     -------------
     Weighted Average Number of Shares                               20.4              20.1
     Common Stock Equivalents (Stock Options)                       -----               0.1
     Weighted Average Common Shares Assuming
          Conversion of 7% Convertible Subordinated
          Debentures                                                                    3.4

     Average Shares Outstanding                                      20.4              23.6
                                                              -------------     -------------
     Diluted Earnings (Loss) Per Share                             ($7.38)           *
                                                              =============     =============
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*The computation of diluted earnings per share of common stock is antidilutive;
 therefore, the amount reported for basic and diluted earnings per share is the same.